Exhibit 21

Subsidiaries of

The Manitowoc Company, Inc. (WI)

1	Grove Europe Pension Trustees Limited	(United Kingdom)
2	Grove U.S. LLC	(Delaware)
3	Manitowoc (UK) Limited	(United Kingdom)
4	Manitowoc Brasil Guindastes Ltda	(Brazil)
5	Manitowoc CP, Inc.	(Nevada)
6	Manitowoc Crane Companies, LLC (MCG)	(Wisconsin)
7	Manitowoc Crane Equipment (China) Co., Ltd.	(China)
8	Manitowoc Crane Group (Brazil) Guindastes Ltda	(Brazil)
9	Manitowoc Crane Group (UK) Limited	(United Kingdom)
10	Manitowoc Crane Group (UK) Subco Limited (UK)	(United Kingdom)
11	Manitowoc Crane Group Asia Pte Ltd	(Singapore)
12	Manitowoc Crane Group Australia Pty Ltd.	(Australia)
13	Manitowoc Crane Group Chile SpA	(Chile)
14	Manitowoc Crane Group CIS	(Russia)
15	Manitowoc Crane Group Colombia, S.A.S.	(Colombia)
16	Manitowoc Crane Group France SAS	(France)
17	Manitowoc Crane Group Germany GmbH	(Germany)
18	Manitowoc Crane Group Holding Germany GmbH	(Germany)
19	Manitowoc Crane Group Holding Netherlands B.V.	(Netherlands)
20	Manitowoc Crane Group Inc.	(Philippines)
21	Manitowoc Crane Group Italy Srl or MCG Italy Srl	(Italy)
22	Manitowoc Crane Group Korea Co., Ltd.	(Korea)
23	Manitowoc Crane Group M-E (FZE)	(Dubai, UAE)
24	Manitowoc Crane Group Mexico, S. de R.L. de C.V.	(Mexico)
25	Manitowoc Crane Group Portugal Ltda	(Portugal)
26	Manitowoc Crane Group Spain SL	(Spain)
27	Manitowoc Crane Group U.S. Holding, LLC	(Tennessee)
28	Manitowoc Credit (China) Leasing Company Limited	(China)
29	Manitowoc France SAS	(France)
30	Manitowoc Group (UK) Limited (UK)	(United Kingdom)
31	Manitowoc Group Holding Netherlands B.V.	(Netherlands)
32	Manitowoc Holdings (UK) Limited	(United Kingdom)
33	Manitowoc India Private Limited	(India)
34	Manitowoc Worldwide Holdings (France) SAS	(France)
35	Manitowoc Worldwide Holdings (Netherlands) BV	(Netherlands)
36	MGX Equipment Services, LLC	(Delaware)
37	MMG Holding Co., LLC	(Nevada)
38	Potain India Pvt. Ltd.	(India)
39	The Manitowoc Company Foundation	(Michigan)
40	The Manitowoc Company, Inc. (MTW)	(Wisconsin)
41	Zhang Jia Gang Manitowoc Crane Trading Co. Ltd.	(China)